                                                                  Exhibit No. 22
                            HARDING ASSOCIATES, INC.
                         SUBSIDIARIES OF THE REGISTRANT



                                      State or Country
       Name                           of Incorporation           Doing Business Under
       ----                           ----------------           --------------------

Harding Lawson Associates, Inc.           Delaware            Harding Lawson Associates, Inc.


Harding Lawson Associates                 Delaware            Harding Lawson Associates
Infrastructure, Inc.  (formerly                               Infrastructure, Inc.
Alpha Engineering Group, Inc.)


Harding International, Inc.               Delaware            Harding International, Inc.


Harding Lawson Australia, Pty. Ltd.       New South Wales,    Harding Lawson Australia, Pty.
(wholly owned subsidiary of               Australia           Ltd.
  Harding International, Inc.)


HLA-Envirosciences Pty Limited            New South Wales,    HLA-Envirosciences Pty Limited
(majority owned subsidiary of             Australia
  Harding Lawson Australia, Pty. Ltd.


Harding Lawson de Mexico S.A. de C.V.     City of Mexico      Harding Lawson de Mexico S.A.
(wholly owned subsidiary of               Federal District    de C.V.
  Harding International, Inc.)


Harding Construction Services, Inc.       Delaware            (Dormant)


Redwood Company, Ltd.                     Bermuda             Redwood Company, Ltd.


Redwood Insurance, Ltd.                   Bermuda             (Dormant)
(wholly owned subsidiary of
  Redwood Company, Ltd.)



                                       47